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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 31, 2005, in the Registration Statement on Form S-11 filed under Rule 462(b), which incorporates by reference Amendment #3 to the Registration Statement (Form S-11 No. 333-128081) and related Prospectus of GMH Communities Trust for the registration of common shares of beneficial interest.

/s/ ERNST & YOUNG LLP

Houston, Texas
September 28, 2005

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Consent of Independent Registered Public Accounting Firm